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                                                                   Exhibit 10.41


                              CONSULTING AGREEMENT

         Consulting Agreement, dated as of April 1, 1999, between CVC, Inc., (the "Company") a Delaware corporation, and George R. Thompson, Jr., an individual ("Consultant").

         WHEREAS, the Company, CVC Acquisition Corporation, a Virginia corporation and a wholly owned subsidiary of the Company ("Sub") and Commonwealth Scientific Corporation, a Virginia corporation ("CSC"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, providing for the merger of Sub with and into CSC (the "Merger");

         WHEREAS, the Consultant is the Chief Executive Officer and principal shareholder of CSC; and

         WHEREAS, effective as of the closing of the Merger, the Company desires to enter into a consulting relationship with Consultant upon the terms and conditions set forth in this Agreement, and Consultant wishes to accept such consulting relationship upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of and in reliance upon the foregoing and the covenants, obligations and agreements contained herein, the Company and Consultant hereby agree as follows:

1. CONSULTING PERIOD.

         (a) Subject to early termination as provided in Section 4 of this Agreement, the term of this Agreement will be the three year period beginning on the date of the closing of the Merger (the "Commencement Date") and ending on the third anniversary of such date (unless the term is extended as described in paragraph (b) below (the "Consulting Period").

         (b) In the event that there has not been a Liquidation Event (as defined in paragraph (c) below) prior the third anniversary of the Commencement Date, the term of this Agreement shall be extended for a period ending upon the occurrence of a Liquidation Event, but in no event for a period exceeding two years.

         (c) For purposes hereof, a "Liquidation Event" shall mean the occurrence of an event in which Consultant would have the ability to, and choose to, exchange shares of common stock of the Company held by Consultant for readily marketable securities or cash, having a value of $4.0 million.

2. CONSULTING SERVICES. During the Consulting Period, Consultant agrees to provide technology, product, design and other advice as required by the Company (the "Consulting Services"). During the Consulting Period, Consultant shall be available to




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perform the Consulting Services as reasonably requested by the Company;
PROVIDED, HOWEVER, that (i) during the first year of the Consulting Period, Consultant is not required to perform services for more than an aggregate of 100 hours per calendar month, (ii) during the second year of the Consulting Period, Consultant is not required to perform services for more than an aggregate of 75 hours per calendar month, and (iii) during the third year of the Consulting Period, Consultant is not required to perform services for more than an aggregate of 50 hours per calendar month. In no event shall Consultant be required to regularly report or work at locations designated by the Company that are outside of Northern Virginia or the Greater Washington, D.C. metropolitan area, without the Consultant's express consent.

3. COMPENSATION.

         (a) CONSULTING FEES. The Company shall pay Consultant a base fee at the rate of (i) $200,000 for the first year of the Consulting Period, (ii) $175,000 for the second year of the Consulting Period (iii) $150,000 for the third year of the Consulting Period, and (iv) $150,000 per year for any subsequent years due to the extension of the Consulting Period pursuant to Section 1(b) hereof (the "Consulting Fee"), payable on a by-weekly basis irrespective of the number of hours served.

         (b) MEDICAL COVERAGE. During the Consulting Period, Consultant and his dependents will be covered under the medical benefit plans generally in effect from time to time for senior executives of the Company and their dependents, including dental and prescription drug coverage, if any, provided that the Company will bear 100% of the costs of any such coverage.

         (c) LIFE INSURANCE. During the Consulting Period, the Company shall provide the Consultant with life insurance coverage equal to $50,000, provided that the Company will bear 100% of the costs of any such coverage.

         (d) BUSINESS EXPENSES. All reasonable and necessary business expenses incurred by the Consultant in the performance of his services hereunder shall be promptly reimbursed by the Company in accordance with the Company's standard expense reimbursement policies applicable to contractors.

         (e) LOAN PAYMENT. The Company shall continue to pay the monthly loan payments that were paid by Commonwealth Scientific Corporation immediately prior to the Merger for use of an automobile (the "Pre-Merger Automobile") by the Consultant until such loan payment is paid in full. Upon the payment in full of such loan, Company shall provide Consultant with a leased vehicle of a make and model similar to the Pre-Merger Automobile (the "Leased Automobile") for any remaining portion of the Consulting Period. In addition, during the Consulting Period, the Company shall pay the full cost of appropriate and customary automobile insurance for the use by the Consultant of the Pre-Merger Automobile and the Leased Automobile in accordance with the foregoing.

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         (f) DUTIES AS A DIRECTOR. The Consultant's duties as a director of the
Company are independent of his obligations under this Agreement, and any directors' fees paid to the Consultant shall be excluded from the calculation of the Consultant's fees under this Agreement. For the period in which the Consultant is a director of the Company, the Company shall provide directors and officers liability insurance coverage to the Consultant on the same terms and only to the extent provided to other directors and officers of the Company.

4. TERMINATION.

         4.1 MANNER OF TERMINATION. This Agreement may be terminated prior to the expiration of the Consulting Period, as follows:

                  (a) BY THE COMPANY FOR CAUSE. At the option of and by written notice from the Company, if the Company finds "Cause" for termination. For purposes of this Agreement, the term "Cause" shall mean (i) any material breach by Consultant of his obligations under the Stockholder Non-Competition Agreement dated as of the date hereof between the Consultant and the Company (the "Stockholder Non-Competition Agreement"); (ii) final conviction by Consultant of a felony or any offense involving misappropriation of money; or (iii) the Consultant's willful failure or refusal to perform the Consulting Services contemplated hereby (which shall be deemed to include, without limitation, disobeying reasonable directives of the Chief Executive Officer of the Company).

                  (b) BY CONSULTANT. By the Consultant at any time for any reason.

                  (c) DEATH. Upon the death of the Consultant.

         4.2 CONSEQUENCES OF TERMINATION. In the event that this Agreement is terminated prior to the expiration of the Consulting Period by the Company other than for Cause, the Company will continue to pay the Consultant the Consulting Fee in the manner set forth in Section 3(a) for the remaining term of the Consulting Period. In the event that this Agreement is terminated prior to the expiration of the Consulting Period by the Consultant, or is terminated by the Company for Cause, all rights and obligations of the parties hereunder will expire, except that any Consulting Fees and expenses that are owed to the Consultant for services rendered prior to the date of termination shall be paid to the Consultant or, if appropriate, his estate.

5.   MISCELLANEOUS.

         5.1 STATUS. Consultant acknowledges and agrees that his status at all times shall be that of an independent contractor, and that he may not, at any time, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever without obtaining the prior written approval of the Company therefor. Except as provided herein,



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Consultant hereby waives any rights as an employee or deemed employee of the
Company or any of its affiliates. The parties hereby acknowledge and agree that all Consulting Fees paid during the Consulting Period shall represent fees for his Consulting Services as an independent contractor, and shall therefor be paid without any deductions or withholdings taken therefrom for taxes or any other purpose. The Consultant further acknowledges that the Company makes no warranties as to any tax consequences regarding payment of such Consulting Fees, and specifically agrees that the determination of any tax liability or other consequences of the payment set forth above is his sole and complete responsibility and that he will pay all federal, state and local taxes, if any, assessed on such payments, but will not be responsible for any taxes or penalties imposed by any taxing authority against the Company for its failure to properly report the Consultant's earnings under this Agreement.

         5.2 WAIVER. Failure of the Company at any time to enforce any provision of this Agreement or to require performance by Consultant of any provisions hereof shall in no way affect the validity of this Agreement or any part hereof or the right of the Company thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condonation or waiver by the Company of that default or any other or subsequent default or breach.

         5.3 NOTICES. All notices or other communications hereunder shall not be binding on either party hereto unless in writing, and delivered to the other party thereto at the following address:

                  If to the Company:     525 Lee Road
                                         Rochester, New York 14606
                                         Attention: Mr. Emilio O. DiCataldo

                  If to Consultant:      509 Tobacco Quay Road
                                         Alexandria, Virginia 22314
                                         Attention: Mr. George R. Thompson, Jr.

         Notices shall be deemed duly delivered upon hand delivery thereof at the above addresses, one day after deposit with a nationally recognized overnight delivery company, or three days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Either party may change its address for notice by delivery of written notice thereof in the manner provided.

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         5.4 ASSIGNMENT. Except as set forth herein, no rights of any kind under this Agreement shall, without the prior consent of the Company, be transferable to or assignable by Consultant or any other person, or, except as provided by applicable law, be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

         5.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia, without regard to the conflicts of law principles thereof.

         5.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

         5.7 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         5.8 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. This Agreement and the Shareholder Non-Competition Agreement entered into among the parties as of the date hereof constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations by the parties hereto concerning the subject matter hereof are merged into these Agreements, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto by the parties hereto other than those incorporated herein. No supplement modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.



         INTENDING TO BE LEGALLY BOUND, the parties or their duly authorized representatives have signed this Agreement as of the date first above written.



                                             CVC, INC.

                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


                                             CONSULTANT

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                                                         -----------------------
                                                         George R. Thompson, Jr.


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